EXHIBIT 8
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                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to (i) the inclusion in the Annual Report of Western Oil Sands Inc. on Form 40-F for the year ended December 31, 2006, of our audit report dated February 22, 2007, relating to the Consolidated Financial Statements for each of the years in the two year period ended December 31, 2006 and management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Western Oil Sands Inc. as of December 31, 2006.

/s/  PricewaterhouseCoopers LLP
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Calgary, Alberta
February 22, 2007